Filed Pursuant to Rule 424(b)(5)

File No. 333-238118

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Amount to be registered	Maximum offering price	Maximum aggregate offering price	Amount of registration fee(2)
4.000% Senior Notes due 2030	$400,000,000	99.285%	$397,140,000	$51,548.78

(1)

The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Automatic Registration Statement on Form S-3ASR (Registration No. 333-238118), originally filed with the Commission on May 8, 2020.

(2)	The registration fee of $51,548.78 is calculated in accordance with Rule 457(r) and shall be paid on a deferred basis in accordance with Rule 456(b).

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2020)

$400,000,000

4.000% Senior Notes due 2030

The Company: We are a financial holding company that conducts its banking, securities and financial services business through several wholly owned subsidiaries. Our broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory and related financial services to individual investors, professional money managers, businesses and municipalities.

The Offering: We are offering $400,000,000 principal amount of 4.000% Senior Notes due 2030 (the “notes”). Interest on the notes will accrue from May 20, 2020 and will be paid semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. The notes will mature on May 15, 2030. We may redeem the notes in whole or in part prior to maturity at the redemption prices described in this prospectus supplement. The notes will be issued in minimum denominations of $2,000 and $1,000 in excess thereof.

The notes will be our general unsecured senior obligations, will rank equally with all of our existing and future senior unsecured indebtedness and will be senior to any other indebtedness expressly made subordinate to the notes. The notes will be effectively junior to all of our existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables.

Investing in our notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, and in the documents incorporated by reference herein.

The notes are not deposits or savings accounts. The notes are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	99.285%	$397,140,000
Underwriting discount (2)	0.650%	$2,600,000
Proceeds, before expenses, to us (1)	98.635%	$394,540,000

(1)	Plus accrued interest from May 20, 2020, if settlement occurs after that date.
(2)	See “Underwriting (Conflicts of Interest)” for a description of the compensation payable to the underwriters.

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about May 20, 2020.

Joint Book-Running Managers

Keefe, Bruyette & Woods	BofA Securities	Citigroup	Morgan Stanley	Wells Fargo Securities
A Stifel Company

Co-Manager

Compass Point

The date of this prospectus supplement is May 13, 2020.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free-writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the

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accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless we indicate otherwise, the words “we,” “our,” “us” and “Company” refer to Stifel Financial Corp. (“Stifel”), and its wholly-owned subsidiaries, including Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and Stifel Bank & Trust (“Stifel Bank”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and other statements that we may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our future financial or business performance, strategies or expectations. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements cover, among other things, statements made about general economic, political, regulatory, and market conditions, the investment banking and brokerage industries, our objectives and results, and also may include our belief regarding the effect of various legal proceedings, management expectations, our liquidity and funding sources, counterparty credit risk, or other similar matters. All statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include:

•

a change in general business, economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values and competition;

•	operational challenges resulting from extraordinary events such as the COVID-19 pandemic;

•	the ability to successfully integrate acquired companies or branch offices and financial advisors;

•	a material adverse change in our financial condition;

•	the risk of borrower, depositor and other customer attrition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services; and

•	the risks and other factors set forth in “Risk Factors” beginning on page S-5 of this prospectus supplement or incorporated herein by reference.

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Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements except as required by law. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission (the “SEC”), specifically our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

The prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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SUMMARY

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference.

About Stifel Financial Corp.

Stifel Financial Corp. is a financial holding company headquartered in St. Louis, Missouri. Our principal subsidiary is Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), a full-service retail and institutional wealth management and investment banking firm. We have a 129-year operating history and have built a diversified business serving private clients, institutional investors, and investment banking clients located across the country. Our principal activities are:

•	Private client services, including securities transaction and financial planning services;

•	Institutional equity and fixed income sales, trading and research, and municipal finance;

•	Investment banking services, including mergers and acquisitions, public offerings, and private placements; and

•

Retail and commercial banking, including personal and commercial lending programs, which is provided through Stifel Bank & Trust and Stifel Bank (collectively “Stifel Bancorp”), our retail and commercial bank subsidiaries.

We have grown our business both organically and through opportunistic acquisitions. Throughout the course of these acquisitions, our highly variable cost structure has enabled us to achieve consistent core earnings profitability while growing net revenue for 24 consecutive years.

We primarily operate our business through three segments, Global Wealth Management, Institutional Group and Other. Our Global Wealth Management segment consists of two businesses, the Private Client Group and Stifel Bank. The Private Client Group includes branch offices and independent contractor offices of our broker-dealer subsidiaries located throughout the United States, including Stifel Nicolaus, as well as Century Securities Associates, Inc. (“CSA”), an independent contractor broker-dealer firm; Keefe, Bruyette & Woods, Inc. (“KBW”), and Miller Buckfire & Co. LLC. Our branch offices provide securities brokerage services, including the sale of equities, mutual funds, fixed income products, and insurance, as well as offering banking products to their private clients through Stifel Bank, which provides residential, consumer, and commercial lending, as well as FDIC-insured deposit accounts to customers of our broker-dealer subsidiaries and to the general public.

Our Institutional Group segment includes institutional sales and trading. It provides securities brokerage, trading, and research services to institutions, with an emphasis on the sale of equity and fixed income products. This segment also includes the management of and participation in underwritings for both corporate and public finance (exclusive of sales credits generated through the private client group, which are included in the Global Wealth Management segment), merger and acquisition, and financial advisory services.

Our Other segment includes interest income from stock borrow activities, unallocated interest expense, interest income and gains and losses from investments held, compensation expense associated with the expensing of restricted stock awards with no continuing service requirements as a result of acquisitions completed during 2016, amortization of stock-based awards for certain administrative employees, and all unallocated overhead cost associated with the execution of orders; processing of securities transactions; custody of client securities; receipt, identification, and delivery of funds and securities; compliance with regulatory and legal requirements; internal financial accounting and controls; and general administration and acquisition charges.

In addition to our broker-dealer subsidiaries noted above, our principal subsidiaries include Stifel Nicolaus Europe Limited, our European subsidiary; Stifel Nicolaus Canada Inc., our Canadian subsidiary; Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A., our trust companies; and 1919 Investment Counsel, LLC, an asset management firm. Our headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the notes. All capitalized terms not defined herein have the meanings specified in “Description of Notes.”

Issuer	Stifel Financial Corp., a Delaware corporation.

Notes Offered	$400 million aggregate principal amount of 4.000% senior notes due 2030.

Offering Price	99.285% of the principal amount.

Maturity	The notes will mature on May 15, 2030, unless redeemed prior to maturity.

Interest Rate and Payment Dates	We will pay 4.000% interest per annum on the principal amount of the notes, payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020, and at maturity.

Priority	The notes will be our general unsecured senior obligations, and will rank:

•	equally in right of payment with all of our existing and future senior unsecured indebtedness;

•	senior to any other indebtedness expressly made subordinate to the notes; and

•	effectively junior in right of payment to all of our existing and future secured obligations to the extent of the value of the assets securing such indebtedness.

The notes will also be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries.

As of March 31, 2020, we had approximately $785.0 million of total long-term indebtedness, including $725.0 million of outstanding senior unsecured notes. As of March 31, 2020, our subsidiaries had no long-term indebtedness, excluding intercompany indebtedness, and had not guaranteed any other indebtedness. As of March 31, 2020, we had approximately $748.2 million of short-term indebtedness outstanding, including $300.0 million of our unsecured senior notes due 2020, $198.0 million of consolidated secured, short-term indebtedness held by Stifel Nicolaus, $250.0 million of borrowings from the Federal Home Loan Bank held by Stifel Bank & Trust, and $0.2 million of term loans held by Stifel Bank. As of March 31, 2020, we had total deposits and debt of approximately $18.4 billion, all of which would be structurally senior to the notes.

Optional Redemption	We may redeem some or all of the notes at any time prior to their maturity at the redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption” for additional details.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. For additional information, see “Use of Proceeds.”

Further Issuances	We may issue further notes ranking equally and ratably with the notes in all respects, so that such further notes shall constitute and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Form and Denomination	The notes will be issued in fully registered form in minimum denominations of $2,000 and $1,000 in excess thereof.

Trustee and Paying Agent	U.S. Bank National Association

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Conflicts of Interest	KBW, our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority (“FINRA”) and will participate in the distribution of the notes. As a result, KBW has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted pursuant to Rule 5121. KBW will not confirm sales of the securities to any account over which KBW exercises discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Before you invest in our notes, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and the information incorporated by reference, including risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for quarter ended March 31, 2020 (the “Q1 2020 Form 10-Q”), before purchasing the notes offered pursuant to this prospectus supplement. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described below and in the documents incorporated by reference herein. For a discussion of the recent COVID-19 pandemic and its impact on our business, see Part I, Item 2 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2020 Form 10-Q and Part II, Item 1A under the heading “Risk Factors” in our Q1 2020 Form 10-Q. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected.

RISKS RELATING TO THIS OFFERING

Our leverage may harm our financial condition and results of operations.

As of March 31, 2020, we had approximately $785.0 million of total long-term indebtedness outstanding, including $725.0 million of outstanding senior unsecured notes, and approximately $748.2 million of short-term indebtedness outstanding, including $300.0 million of our unsecured senior notes due 2020, $198.0 million of consolidated secured, short-term indebtedness held by Stifel Nicolaus, $250.0 million of borrowings from the Federal Home Loan Bank held by Stifel Bank & Trust, and $0.2 million of term loans held by Stifel Bank.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our financial obligations, including those relating to the notes;

•

a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Moreover, we have $200.0 million in available capacity under our revolving credit facility and $250.0 million in available capacity under an unsecured 364-day credit facility held by Stifel Nicolaus.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes. In addition, we may incur additional indebtedness in the future, and, as a result, the related risks that we now face, including those described above, could intensify. The indenture for the notes will not restrict our ability to incur additional indebtedness.

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon our subsidiaries’ earnings and business considerations.

As of March 31, 2020, our subsidiaries had approximately $448.2 million of indebtedness outstanding, including $198.0 million of consolidated secured, short-term indebtedness held by Stifel Nicolaus, $250.0 million of borrowings from the Federal Home Loan Bank held by Stifel Bank & Trust, and $0.2 million of term loan held by Stifel Bank.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any distribution of assets of Stifel Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the notes. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

We have made only limited covenants in the indenture governing the notes, and these limited covenants may not protect your investment.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries, except to the extent described under “Description of Notes—Covenants—Limitations on Liens” below; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control and does not require us to repurchase the notes upon a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem all or a portion of the notes at any time. The redemption price will equal the principal amount being redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption.” If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

In the absence of an active trading market for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

There is no existing market for the notes, and we can offer no assurance as to the liquidity of any market that may develop, your ability to sell the notes or the price at which you may be able to sell them. In addition, we do not intend to list the notes on any securities exchange.

Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar securities. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant. In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

SELECTED HISTORICAL FINANCIAL INFORMATION

The summary historical financial information is derived from our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, which are incorporated by reference into this prospectus supplement. The summary historical financial information for the three months ended March 31, 2020 and 2019, and the historical balance sheet data as of March 31, 2020, have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and should be read in conjunction with those unaudited consolidated financial statements and notes thereto. In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

When you read this historical consolidated financial information, it is important that you also read the historical consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Annual Report on Form 10-K filed on February 19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020, and the unaudited consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Q1 2020 Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Revenues:
Commissions	$211,098	$155,449	$667,494	$657,732	$678,904
Principal transactions	138,666	104,032	404,751	351,378	396,826
Investment banking	179,468	161,840	817,421	707,670	726,763
Asset management and service fees	237,775	195,267	848,035	806,175	702,064
Interest	161,777	191,071	724,882	646,449	454,381
Other income	9,207	12,209	52,378	25,553	37,524

Total revenues	937,391	819,868	3,514,961	3,194,957	2,996,462
Interest expense	24,357	49,448	177,931	170,076	70,030

Net revenues	913,034	770,420	3,337,030	3,024,881	2,926,432

Non-interest expenses:
Compensation and benefits	577,179	458,114	1,978,116	1,770,762	1,958,929
Occupancy and equipment rental	66,073	58,862	242,893	222,384	222,708
Communications and office supplies	41,124	35,697	147,428	140,254	133,493
Commissions and floor brokerage	14,842	10,956	44,011	41,967	44,132
Provision for loan losses	18,978	2,283	9,977	18,366	25,320
Other operating expenses	79,732	66,699	315,467	296,786	272,314

Total non-interest expenses	797,928	632,611	2,737,892	2,490,519	2,656,896

	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Income from continuing operations before income tax expense	$115,106	$137,809	$599,138	$534,362	$269,536
Provision for income taxes	28,517	38,370	149,152	140,394	86,665

Income from continuing operations	86,589	99,439	449,986	393,968	182,871
Net income applicable to non-controlling interests	—	232	1,590	—	—

Net income	86,589	99,207	448,396	393,968	182,871

Preferred dividends	4,844	2,344	17,319	9,375	9,375

Net income available to common shareholders	$81,745	$96,863	$431,077	$384,593	$173,496

Earnings per common share:
Basic	$1.15	$1.35	$5.99	$5.36	$2.53
Diluted	$1.07	$1.22	$5.49	$4.73	$2.14
Cash dividends declared per common share	$0.17	$0.15	$0.60	$0.48	$0.20
Weighted average number of common shares outstanding:
Basic	71,286	71,700	71,998	71,786	68,562
Diluted	76,619	79,210	78,585	81,321	81,035

	As of March 31,		As of December 31,
(In thousands, except per share amounts)	2020	2019	2019	2018	2017
Financial Condition
Total assets	$25,896,006	$24,183,559	$24,610,225	$24,519,598	$21,383,953

Long-term obligations(1)	$785,000	$1,085,000	$1,085,000	$1,085,000	$1,085,000

Shareholders’ equity	$3,470,326	$3,376,623	$3,614,791	$3,167,593	$2,861,576

(1)	Includes senior notes excluding debt issuance costs (presented net on the consolidated statements of financial condition) and debentures to Stifel Financial Capital Trusts.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $394.0 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. Such general corporate purposes could include, without limitation, funding our capital expenditures, operating expenses and working capital needs; implementing our business and growth strategies, including opportunistic strategic acquisitions; and/or refinancing our existing indebtedness. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•	On an actual basis; and

•

On an as-adjusted basis to give effect to (i) the sale of the notes offered hereby and the application of the net proceeds received therefrom as set forth under “Use of Proceeds,” and (ii) the sale of 8,000,000 depositary shares, each representing a 1/1000th interest in a share of perpetual 6.125% Non-Cumulative Preferred Stock, Series C, $1.00 par value, with a liquidation preference of $25,000 per share, in an underwritten public offering, which we expect to issue at closing on May 19, 2020, and the application of the associated net proceeds, after expenses, of approximately $193.2 million (assuming no exercise of the underwriters’ option to purchase up to 1,000,000 additional depositary shares).

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” and “Selected Historical Financial Information,” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Q1 2020 Form 10-Q, as well as other filings and reports that we have incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2020
	Actual	As Adjusted
(in thousands, except share data)	(Unaudited)
Cash and cash equivalents	$1,382,920	$1,970,160

Liabilities:
Payables:
Customers	$946,380	$946,380
Brokers, dealers, and clearing organizations	545,927	545,927
Drafts	90,739	90,739
Securities sold under agreements to repurchase	475,528	475,528
Bank deposits	16,880,933	16,880,933
Financial instruments sold, but not yet purchased, at fair value	668,795	668,795
Accrued compensation	264,645	264,645
Accounts payable and accrued expenses	1,027,314	1,027,314
Borrowings	198,150	198,150
Federal Home Loan Bank advances	250,000	250,000
3.50% senior notes due December 2020(1)	300,000	300,000
4.25% senior notes due 2024(1)	500,000	500,000
5.20% senior notes due 2047(1)	225,000	225,000
4.00% senior notes due 2030 offered hereby(1)	—	400,000
Debentures to Stifel Financial Capital Trusts	60,000	60,000

	22,433,411	22,833,411
Shareholders’ Equity:
Preferred stock - $1 par value; authorized 3,000,000 shares; issued 12,400 shares (actual) and 20,400 shares (as adjusted)	310,000	510,000
Common stock - $0.15 par value; authorized 97,000,000 shares; issued 74,441,146 shares	11,166	11,166
Additional paid-in-capital	1,837,950	1,837,950
Retained earnings	1,728,911	1,722,111
Accumulated other comprehensive loss	(96,460)	(96,460)
Treasury stock, at cost, 5,928,739 shares	(321,241)	(321,241)

Total shareholders’ equity	3,470,326	3,663,526

Total Liabilities and Shareholders’ Equity	$25,903,737	$26,496,937

(1)	Amounts presented on a gross basis, excluding issuance costs of $7,731 (actual) and $13,691 (as adjusted) in the aggregate.

DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK

Our financing is generally obtained through short-term bank line financing on an uncommitted, secured basis, securities lending arrangements, advances from the Federal Home Loan Bank, term loans, and committed bank line financing on an unsecured basis. We have also issued senior notes and preferred stock.

We borrow from various banks on a demand basis with company-owned and customer securities pledged as collateral. The value of customer-owned securities used as collateral is not reflected in the consolidated statements of financial condition.

Uncommitted Lines of Credit

We have uncommitted secured lines of credit with four banks, which, as of March 31, 2020, totaled $835.0 million, and we are dependent on having appropriate collateral, as determined by the bank agreements, to secure an advance under the line. The availability of our uncommitted lines is subject to approval by the individual banks each time an advance is requested and may be denied. Our peak daily borrowing on our uncommitted secured lines was $490.0 million during the three months ended March 31, 2020. There are no compensating balance requirements under these arrangements. Any borrowings on secured lines of credit are day-to-day and are generally utilized to finance certain fixed income securities. At March 31, 2020, borrowings on our uncommitted secured lines of credit of $198.0 million, included in borrowings in the consolidated statements of financial condition, were collateralized by company-owned securities valued at $220.7 million.

Bank Line Credit Facilities

Our committed bank line financing at March 31, 2020 consisted of our $200.0 million revolving credit facility (the “revolving credit facility”) and a $250.0 million committed unsecured 364-day credit facility (the “Stifel Nicolaus Credit Facility”) maintained by Stifel Nicolaus, our principal broker-dealer subsidiary, and guaranteed by us.

The revolving credit facility, which is provided by a number of financial institutions, expires in March 2024. The applicable interest rate under the revolving credit facility is calculated as a per annum rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.75%, as defined in the credit agreement related to such revolving credit facility. At March 31, 2020, we had no advances on our revolving credit facility and were in compliance with all covenants.

We can draw upon this revolving credit facility as long as certain restrictive covenants are maintained. Under the credit agreement related to such revolving credit facility, we are required to maintain compliance with a minimum consolidated tangible net worth covenant and a maximum consolidated total capitalization ratio covenant. We are also required to maintain a ratio of non-performing assets to tangible capital of less than 15%. In addition, Stifel Nicolaus is required to maintain compliance with a minimum regulatory excess net capital covenant, as defined therein, and Stifel Bank, our bank subsidiary, is required to maintain its status as well-capitalized, as defined therein.

Our revolving credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, certain events of bankruptcy and insolvency, and judgment defaults.

In addition, Stifel Nicolaus has the Stifel Nicolaus Credit Facility with a maturity date of June 2020 in which the lenders are a number of financial institutions. This committed unsecured borrowing facility provides for maximum borrowings of up to $250.0 million at variable rates of interest which are tied to our debt ratings. The Stifel Nicolaus Credit Facility requires Stifel Nicolaus to maintain compliance with a minimum consolidated tangible net worth covenant and to maintain compliance with a minimum net capital covenant.

The Stifel Nicolaus Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, certain events of bankruptcy and insolvency, and judgment defaults. At March 31, 2020, we had no advances on the Stifel Nicolaus Credit Facility and were in compliance with all covenants.

Federal Home Loan Bank Advances and Other Secured Financing

Stifel Bancorp has borrowing capacity with the Federal Home Loan Bank (“FHLB”) of $3.1 billion at March 31, 2020 and $59.5 million in federal funds agreements for the purpose of purchasing short-term funds should additional liquidity be needed. At March 31, 2020, outstanding FHLB advances were $250.0 million. Stifel Bancorp is eligible to participate in the Federal Reserve’s discount window program; however, Stifel Bancorp does not view borrowings from the Federal Reserve as a primary means of funding. The credit available in this program is subject to periodic review, may be terminated or reduced at the discretion of the Federal Reserve, and is secured by securities. Stifel Bancorp has borrowing capacity of $1.3 billion with the Federal Reserve’s discount window at March 31, 2020. Stifel Bancorp receives overnight funds from excess cash held in Stifel brokerage accounts, which are deposited into a money market account. These balances totaled $15.6 billion at March 31, 2020.

The FHLB advances of $250.0 million as of March 31, 2020 are floating-rate advances. The weighted average interest rates on these advances during the three months ended March 31, 2020 was 1.59%. The advances are secured by Stifel Bancorp’s residential mortgage loan portfolio and investment portfolio. The interest rates reset on a daily basis. Stifel Bancorp has the option to prepay these advances without penalty on the interest reset date.

Other Outstanding Senior Notes

On July 15, 2014, we issued $300.0 million aggregate principal amount of 4.250% senior notes due July 2024 (the “Notes due 2024”) in a registered underwritten public offering. Interest on the Notes due 2024 is payable semiannually in arrears on January 18 and July 18 of each year. We may redeem the Notes due 2024 in whole or in part, at our option, at a redemption price equal to 100% of their principal amount, plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption. Proceeds from the issuance of the Notes due 2024 were $295.6 million, after discounts, commissions, and expenses, and were used for general corporate purposes. In July 2016, we issued an additional $200.0 million in aggregate principal amount of the Notes due 2024. Net proceeds from the issuance of the Notes due 2024 issued in 2016 were $201.6 million (including accrued interest, but before expenses), and were used for general corporate purposes.

On December 1, 2015, we issued $300.0 million aggregate principal amount of 3.50% senior notes due December 2020 (the “Notes due 2020”) in a registered underwritten public offering. Interest on the Notes due 2020 is payable semiannually in arrears on June 1 and December 1 of each year. We may redeem the Notes due 2020 in whole or in part, at our option, at a redemption price equal to 100% of their principal amount, plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption. Proceeds from the issuance of Notes due 2020 were $297.0 million, after discounts, commissions, and expenses, and were used for general corporate purposes.

On October 4, 2017, we issued $200.0 million aggregate principal amount of 5.20% senior notes due October 2047 (the “Notes due 2047”) in a registered public offering. Interest on the Notes due 2047 is payable quarterly in arrears on January 15, April 15, July 15, and October 15. On or after October 15, 2022, we may redeem some or all of the Notes due 2047 at any time at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date. On October 27, 2017, we issued an additional $25.0 million aggregate principal amount of Notes pursuant to the over-allotment option. Net proceeds from the issuance of the Notes due 2047 issued in October 2017, including in the exercise of the over-allotment option, were $217.9 million (before expenses), and were used for general corporate purposes.

Outstanding Preferred Stock

On July 11, 2016, we completed an underwritten registered public offering of $150 million perpetual 6.25% Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”). Proceeds from the issuance were used for general corporate purposes. Cash dividends on the Series A Preferred Stock are payable, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available to pay dividends, at an annual rate of 6.25% on the liquidation preference amount of $25,000 per share of Series A Preferred Stock, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”). Dividends on the Series A Preferred Stock are not cumulative and are not mandatory. In the event dividends are not declared on the Series A Preferred Stock for payment on any divided payment date, then those dividends are not cumulative and cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period. We may redeem the Series A Preferred Stock in whole or in part, from time to time, on or after July 15, 2021, at a cash redemption price equal to $25,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share) plus any declared and unpaid dividends, and without accumulation of any undeclared dividends, to, but excluding, the redemption date. We may also redeem the Series A Preferred Stock upon certain events involving capital treatment.

On February 28, 2019, we completed an underwritten registered public offering of $150 million 6.25% Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”). In March 2019, we completed a public offering of an additional $10.0 million of Series B Preferred Stock, pursuant to the over-allotment option. Proceeds from the issuance were used for general corporate purposes. Cash dividends on the Series B Preferred Stock are payable, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available to pay dividends, at an annual rate of 6.25% on the liquidation preference amount of $25,000 per share of Series B Preferred Stock, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”). Dividends on the Series B Preferred Stock are not cumulative and are not mandatory. In the event dividends are not declared on the Series B Preferred Stock for payment on any divided payment date, then those dividends are not cumulative and cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period. We may redeem the Series B Preferred Stock in whole or in part, from time to time, on or after March 15, 2024, at a cash redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share) plus any declared and unpaid dividends, and without accumulation of any undeclared dividends, to, but excluding, the redemption date. We may also redeem the Series B Preferred Stock upon certain events involving capital treatment.

On May 12, 2020, we sold 8,000,000 depositary shares in an underwritten offering, each representing a 1/1000th interest in a share of perpetual 6.125% Non-Cumulative Preferred Stock, Series C, $1.00 par value, with a liquidation preference of $25,000 per share (“Series C Preferred Stock”). The shares of Series C Preferred Stock and the depositary shares are expected to be issued on May 19, 2020. Cash dividends on the Series C Preferred Stock will be payable, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available to pay dividends, at an annual rate of 6.125% on the liquidation preference amount of $25,000 per share of Series C Preferred Stock, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”). Dividends on the Series Preferred Stock will not be cumulative and will not be mandatory. In the event dividends are not declared on the Series C Preferred Stock for payment on any divided payment date, then those dividends will not be cumulative and will cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period. We will be able to redeem the Series C Preferred Stock in whole or in part, from time to time, on or after June 15,

2025, at a cash redemption price equal to $25,000 per share of Series C Preferred Stock (equivalent to $25 per depositary share) plus any declared and unpaid dividends, and without accumulation of any undeclared dividends, to, but excluding, the redemption date. We will also be able to redeem the Series C Preferred Stock upon certain events involving capital treatment.

DESCRIPTION OF NOTES

We will issue the notes under an indenture dated as of January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the Sixth Supplemental Indenture to be dated as of May 20, 2020 (the “supplemental indenture”) with respect to the notes. We refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.” The terms of the notes include those expressly set forth in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. Those documents, and not this description, define your legal rights as a holder of the notes. The following description supplements, and supersedes to the extent it is inconsistent with, the statements under “Description of the Securities” in the accompanying prospectus.

For purposes of this description, the terms “Stifel Financial Corp.,” “we,” “us” and “our” refer only to Stifel Financial Corp. and not to any of its subsidiaries, unless we specify otherwise.

General

The notes will be issued in an initial principal amount of $400 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Certificated Securities” in this prospectus supplement.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

Optional Redemption

Prior to February 15, 2030 (three months prior to maturity), we may, at our option, at any time and from time to time redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, provided that the principal amount of a note remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof;

in each case, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after February 15, 2030 (three months prior to maturity), we may, at our option, at any time and from time to time redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date, and no additional interest is payable to holders whose notes will be subject to redemption by us.

For purposes of this “—Optional Redemption” section, the following terms have the following meanings:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.

“Comparable Treasury Issue(s)” means either (i) the United States Treasury security selected by an Independent Investment Banker as having an actual maturity, or (ii) two such securities selected by an Independent Investment Banker to be used to interpolate a maturity, in each case comparable to the remaining term of the notes to be redeemed (assuming that such notes mature on February 15, 2030) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the Reference Treasury Dealer Quotations for that date of redemption.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and a primary U.S. Government securities dealer (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that date of redemption, after excluding the highest and lowest of such quotations, unless we obtain fewer than four such quotations, in which case the average of all of such quotations.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption therefor; provided, however, that, if that date of redemption is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third Business Day immediately preceding that date of redemption, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed on a pro rata basis or by such method as the trustee deems fair and appropriate in accordance with the procedures of The Depository Trust Company (“DTC”).

Except as described above, the notes will not be redeemable by us prior to maturity.

We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture or applicable law.

Interest

Interest on the notes will accrue at the rate of 4.000% per year from and including May 20, 2020 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semiannually in arrears on each May 15 and November 15 of each year, commencing on November 15, 2020. We will pay interest to those persons who were holders of record of such notes on the immediately preceding May 1 and November 1. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will not provide a sinking fund for the notes.

If any interest payment date or stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

Priority

The notes will be our general unsecured senior obligations that rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally with all our other unsecured senior indebtedness. However, the notes are effectively junior to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be structurally subordinated to all liabilities, including trade payables and lease obligations of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of all of the foregoing and are subject to various business considerations. As a result, we may be unable to gain significant, if any, access to the cash flow or assets of our subsidiaries.

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create (other than the restrictions described in “Limitation on Liens” below), incur, assume or guarantee. See “Risk Factors—Risks Related to This Offering—Our leverage may harm our financial condition and results of operations” for a description of our outstanding indebtedness.

Maturity

The notes will mature on May 15, 2030.

Covenants

Limitation on Liens

We, or any successor corporation, will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the voting securities of any Principal Subsidiary unless we cause the notes (and if we so elect, any other of our indebtedness ranking on a parity with the notes) to be secured equally and ratably with (or, at our option, prior to) any indebtedness secured thereby.

For purposes of the notes:

“Permitted Liens” means (1) liens for taxes or assessment or governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (2) judgment liens arising from any litigation or legal proceedings which (a) are currently being contested in good faith by appropriate proceedings or (b) which involve judgments of less than $5,000,000; (3) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; (4) liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (5) liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (6) any liens existing on the issue date; (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any liens referred to in the foregoing clauses (3), (4), (5) and (6), provided that the principal amount of indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement; and (8) other liens arising in the ordinary course of business and consistent with past practice; and

“Principal Subsidiary” means any subsidiary of ours the total assets of which as set forth in the most recent statement of financial condition of such subsidiary equal more than 10% of the total consolidated assets of us and our subsidiaries as determined from the most recent consolidated statement of financial condition of us and our subsidiaries.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any of our Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our Significant Subsidiaries or between our Significant Subsidiaries, unless the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors of the Company) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other indebtedness of ours or of one of our Significant Subsidiaries (other than indebtedness that is subordinated to the notes or indebtedness owed to us or one of our Significant Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

For purposes of the notes:

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under the indenture) compounded semiannually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting a corporate office, facility or other capital asset within the United States (including its territories and possessions) which is owned or leased by us or any of our Significant Subsidiaries unless our Board of Directors has determined in good faith that such office or facility is not of material importance to the total business conducted by us and our Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person; provided that Sale and Lease-Back Transaction shall not include any such arrangement in place as of the issue date.

“Significant Subsidiary” means, with respect to any person, any subsidiary of such person that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

Excepted Indebtedness

Notwithstanding the limitations on liens and Sale and Lease-Back Transactions described above, and without limiting our or any Significant Subsidiary’s ability to issue, incur, create, assume or guarantee indebtedness secured by Permitted Liens, we and any Significant Subsidiary will be permitted to incur indebtedness secured by a lien or may enter into a Sale and Lease-Back Transaction, in either case, without regard to the restrictions contained in the preceding two sections entitled “—Limitations on Liens” and “—Limitations on Sale and Lease-Back Transactions,” if at the time the indebtedness is incurred and after giving effect to such Indebtedness and to the retirement of indebtedness which is concurrently being retired, the sum of (a) the aggregate principal amount of all indebtedness secured by liens that are restricted by, and not otherwise permitted by, the provisions described under “—Limitation on Liens” and (b) the Attributable Debt of all our Sale and Lease-Back Transactions not otherwise permitted by the provisions described under “—Limitations on Sale and Lease-Back Transactions,” does not exceed 15% of Consolidated Net Worth (as defined below).

“Consolidated Net Worth” means, the consolidated stockholders’ equity of us and our subsidiaries, as defined according to GAAP.

Additional Covenants

Under the indenture, we are also required to:

•	pay the principal, interest and any premium on the notes when due and deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;

•

provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, that the filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee;

•	pay, and cause each of our subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, subject to certain exceptions;

•

to the extent that we may lawfully do so, to not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the indenture; and

•	maintain our corporate existence and the corporate, partnership, limited liability company or other existence of each of our Significant Subsidiaries, subject to certain exceptions.

Merger, Consolidation and Sale of Assets

The indenture generally permits us to consolidate or merge with another entity. The indenture also permits us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the notes and performance of the covenants in the indenture. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indenture. The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. When the successor assumes all of our obligations under the indenture, our obligations under the indenture will terminate.

Events of Default, Notice and Waiver

The following are events of default under the indenture for the notes:

•	failure by us to pay the principal of, or premium, if any, on any note when due, whether at maturity, upon redemption or otherwise;

•	failure by us to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	failure by us to comply with our obligations under “—Merger, Consolidation and Sale of Assets” above;

•

failure by us to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•	a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $25 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•

failure by us or any of our subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds $25 million, which are not stayed on appeal; and

•

certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a Significant Subsidiary or any group of our subsidiaries that in the aggregate would constitute a “Significant Subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a Significant Subsidiary, or group of subsidiaries that in the aggregate would constitute a Significant Subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a Significant Subsidiary, or group of subsidiaries that in the aggregate would constitute a Significant Subsidiary, of ours), the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 365 days immediately following an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our reporting obligations to the trustee set forth under the second sub-bullet under the heading “—Covenants” above, the sole remedy for any such event of default shall be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 180 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 180 days after the first 180 days following the occurrence of such event of default, in each case, payable quarterly at the same time and in the same manner as regular interest on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 365th day thereafter (or such earlier date on which such event of default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 360th day immediately following an event of default relating to such reporting obligations, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest or premium, if any, on, any note; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, on an annual basis, an officer’s certificate stating whether they have actual knowledge of any default or event of default by us in performing any of our obligations under such indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•

is not in the payment or delivery of any amounts due (including principal or interest) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders

Limitation on Suits

The indenture limits the right of holders of the notes to institute legal proceedings. No holder will have the right to bring a claim under the indenture unless:

•	the holder has previously given written notice to the trustee that an event of default with respect to the notes is continuing;

•

the holders of not less than 25% of the aggregate principal amount of the notes shall have made a written request to the trustee to pursue the claim and furnished the trustee, if requested, security or an indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply within 60 days of receipt of the request and the offer of security or indemnity; and

•	during such 60-day period, no direction inconsistent with a request has been given to the trustee by the holders of a majority of the aggregate principal amount of the notes.

Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Legal Defeasance and Covenant Defeasance

We may at any time elect to have all of our obligations discharged with respect to the outstanding notes (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below, and except for certain other obligations of the Company and certain other rights of the trustee under the indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”). In the event covenant defeasance occurs, certain events will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee for the benefit of the holders of the notes funds in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the trustee certain opinions of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries are bound.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the notes, when:

either:

•	all the notes that have been authenticated have been delivered to the trustee for cancellation; or

•	all the notes that have not been delivered to the trustee for cancellation:

o	have become due and payable,

o	will become due and payable at their stated maturity within one year, or

o	are to be called for redemption within one year,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such notes delivered to the trustee for cancellation (in the case of notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be,

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the notes; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

Modifications and Amendments

We may amend or supplement the indenture or the notes with the consent of the trustee and holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	reduce the percentage of principal amount of outstanding notes whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduce the rate of interest on any note;

•	reduce the principal amount of or the premium, if any, on any note or change the stated maturity of any note;

•	change the place, manner, timing or currency of payment of principal of, or premium, if any, or interest on, any note;

•	make any change in the ranking provisions of the indenture that adversely affects the rights of any holders of the notes;

•

waive a default or event of default in the payment of the principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the outstanding notes and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

•	waive a redemption payment with respect to any note or changes any of the provisions with respect to the redemption of any note;

•	make any change in any amendment and waiver provision; or

•	make any change to the timing of payment of principal or interest on any notes.

We may, with the trustee’s consent, amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•	cure any ambiguity, defect, mistake or inconsistency;

•	comply with the terms set forth under “– Merger, Consolidation and Sale of Assets,” above;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•

evidence the assumption of our obligations under the indenture and the notes, by a successor thereto in the case of a consolidation or merger or a sale of all or substantially all of our properties or assets;

•

comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the notes pursuant to this Indenture;

•

make any change that would provide any additional rights or benefits to the holders of the notes, that would surrender any right, power or option conferred on us by the indenture or that does not adversely affect in any material respect the legal rights of any holder of the notes;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	secure or provide guarantees of our obligations under the notes and the indenture;

•

evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

•	issue additional senior debt securities.

We and the trustee may also enter into a supplemental indenture without the consent of holders of the notes in order to conform the indenture or the notes to the “Description of Notes” contained in this prospectus supplement.

Trustee

The trustee for the notes is U.S. Bank National Association. We have appointed the trustee as the paying agent, and registrar with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. The trustee and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

Denominations, Interest, Registration and Transfer

The notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of global securities. We will not impose a service charge in connection with any transfer or exchange of any note. See “—Global Notes; Book-Entry Form” for a description of transfer restrictions that apply to the notes.

Global Notes; Book-Entry Form

Global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee of DTC.

Beneficial interests in a global note may be held directly through DTC if the holder is a participant in DTC or indirectly through organizations that are participants in DTC.

Except in the limited circumstances described below and in “—Certificated Securities,” holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global note.

Payments of principal, premium, if any, and interest under each global note will be made to DTC or its nominee as the registered owner of such global note. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

The information in this section concerning DTC, DTC’s book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Neither we nor the trustee will be liable or responsible for DTC, Euroclear or Clearstream.

Certificated Securities

The trustee will exchange beneficial interests in a global note for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global note or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 120 days;

•	we, at our option, notify the trustee that we have elected to cause the issuance of notes in definitive form under the indenture; or

•	an event of default has occurred and is continuing.

Settlement and Payment

We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes. The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Department of Treasury (“Treasury”) regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change, or differing interpretations at any time with possible retroactive effect.

This summary is generally limited to holders that acquire the notes pursuant to this offering at their initial offering price and hold the notes as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” within the meaning of section 451 of the Code, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

Payments of Interest

Payments of stated interest on a note will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting). It is anticipated, and this discussion assumes, that the notes will be issued with no more than the statutory de minimis amount of original issue discount, or “OID,” for U.S. federal income tax purposes.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss on the sale, redemption, exchange or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized upon such disposition (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as described above under “—U.S. Holders—Payments of Interest”) and (ii) the U.S. holder’s adjusted tax basis in the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note. Such gain or loss recognized by a U.S. holder on a disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on a portion or all of the net investment income, which generally includes interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, redemption, exchange, retirement or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

In general, a U.S. holder will be subject to information reporting and backup withholding when such U.S. holder receives payments of interest on a note or receives proceeds from the sale or other taxable disposition (including a retirement or redemption) of a note, unless such U.S. holder is an exempt recipient (such as, among others, a corporation) and, when required, provides evidence of such exemption. A non-exempt U.S. holder will be subject to backup withholding if such U.S. holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect TIN;

•	(in the case of interest payments) is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

•

fails to certify, under penalties of perjury, that the U.S. holder is a U.S. person, has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax of 30% (or, if applicable, a lower treaty rate), provided:

•

such interest is not effectively connected with a U.S. trade or business conducted by the non-U.S. holder (or, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States);

•	such non-U.S. holder does not directly or indirectly, actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	such non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	such non-U.S. holder is not a bank described in section 881(c)(3)(A) of the Code; and

•

such non-U.S. holder either (a) provides the proper variant of Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. holder and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides us with a properly executed variant of IRS Form W-8 claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a note is effectively connected with a U.S. trade or business of a non-U.S. holder and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty). Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. holders.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, any gain recognized by a non-U.S. holder on the disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “—Non-U.S. Holders—Payments of Interest”) generally will not be subject to U.S. federal income tax or withholding, unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met; or

•

the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder).

If a non-U.S. holder is subject to U.S. federal income tax on the taxable disposition of a note because such non-U.S. holder is described in the first bullet point above, any gain realized by such non-U.S. holder from such taxable disposition generally will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain U.S. source capital losses. If a non-U.S. holder is subject to U.S. federal income tax because such non-U.S. holder is described in the second bullet point above, any gain realized by such non-U.S. holder from the sale, exchange, retirement, or other taxable disposition of a note will be subject to tax on a net income basis at graduated U.S. federal income tax rates as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% on such effectively connected gain, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.

Information Reporting and Backup Withholding

Payments of interest made to a non-U.S. holder, and any amounts withheld from such payments, generally will be required to be reported to the IRS. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which such non-U.S. holder is resident. Backup withholding generally will not apply to payments of interest and principal on a note to a non-U.S. holder if such non-U.S. holder duly provides certification of non-U.S. status on the applicable IRS Form W-8 described above under “—Non-U.S. Holders—Payments of Interest,” or if such non-U.S. holder otherwise establishes an exemption from backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person.

Payment of the proceeds of a sale or other disposition of a note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding, unless the non-U.S. holder properly certifies under penalties of perjury as to its non-U.S. status and certain other conditions are met or such non-U.S. holder otherwise establishes an exemption. Certain additional rules may apply where the notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act (“FATCA”)

Withholding at a rate of 30% will generally be required under provisions of the Code commonly referred to as “FATCA” on interest paid in respect of a note if such note is held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which a note is held will affect the determination of whether such withholding is required. Similarly, interest in respect of a note held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Treasury Department. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or disposition of the notes. We will not pay any additional amounts to holders of notes in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of the FATCA provisions of the Code on their investment in the notes.

The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s (as defined below) particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing such a Plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. Each investor and holder of these notes has responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the applicable fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws (as defined below). The sale of any of the notes to any Plan or a plan subject to Similar Law is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by Plans generally or any particular Plan.

Certain provisions of ERISA and the Code prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. A violation of these “prohibited transaction” rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“Similar Law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire notes should consult with its legal counsel.

Without limiting the foregoing, we have subsidiaries that provide services to many employee benefit plans and we may therefore be considered a “party in interest” and a “disqualified person” to a large number of Plans. A purchase of the notes by or on behalf of any such Plan could result in a prohibited transaction between the Plan and Stifel unless exemptive relief is available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of notes. Those PTCEs include, without limitation:

•	PTCE 96-23 for certain transaction determined by in-house asset managers;

•	PTCE 95-60 for certain transactions involving insurance company general accounts;

•	PTCE 91-38 for certain transactions involving bank collective investment funds;

•	PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider. No assurance can be or is made that all of the conditions of any such exemptions or any other statutory or class exemptions will be available or satisfied with respect to transactions involving the notes.

A fiduciary of a Plan should consider the application of the rules and exemptions referred to above to the to the purchase, holding and disposition of the notes or the exercising of any rights related thereto by the Plan. The individual making the decision on behalf of a Plan or governmental or other plan subject to Similar Law shall be deemed, on behalf of the individual and the Plan or governmental plan or other plan subject to Similar Law, by purchasing or holding the notes, or exercising any rights related thereto, to represent and warrant to Stifel that none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan or other plan not subject to ERISA or the Code, under any applicable Similar Law or regulation). Any other investor in the notes will be deemed to have represented and warranted to Stifel that it is not a plan subject to Title I of ERISA or Section 4975 of the Code and it is not purchasing such shares on behalf of, or with “plan assets” of, any such plan. In addition, each investor that is a Plan will be deemed to represent and warrant that neither we nor the underwriters are or will be a fiduciary with respect to the investor’s decision regarding its investment in the notes or the exercise of any rights related thereto.

UNDERWRITING (CONFLICTS OF INTEREST)

Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$130,000,000
BofA Securities, Inc.	112,000,000
Citigroup Global Markets Inc.	66,000,000
Morgan Stanley & Co. LLC	50,000,000
Wells Fargo Securities, LLC	30,000,000
Compass Point Research & Trading, LLC	12,000,000

Total	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $30,000.

No Listing

There is no existing market for the notes, and we do not intend to list the notes on any securities exchange.

No Sales of Similar Securities

We have agreed that we will not, for a period of thirty days after the date of this offering memorandum, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Conflicts of Interest

Keefe, Bruyette & Woods, Inc. (“KBW”), our broker-dealer subsidiary, is a member of the FINRA and will participate in the distribution of the notes. As a result, KBW has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted pursuant to Rule 5121. KBW will not confirm sales of the securities to any account over which KBW exercises discretionary authority without the prior written approval of the customer.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of BofA Securities, Inc. is a co-lender under a $200 million unsecured revolving credit facility and secured, short-term lines of credit available to us. In addition, an affiliate of BofA Securities, Inc. is the administrative agent and affiliates of certain of the other underwriters are lenders under the Stifel Nicolaus Credit Facility. See “Description of Certain Indebtedness and Preferred Stock” for additional details.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA and UK

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For the purposes of this provision:

(a)	The expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Notice to Prospective Investors in the United Kingdom

Each underwriter has, severally and not jointly, represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-238118) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.stifel.com. The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information.

The following documents, which we filed with the SEC, are incorporated by reference into this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020;

•

our Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April  3, 2020 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K dated April 30, 2020 and May 5, 2020 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Where You Can Find Additional Information.” Any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the offering, are also incorporated by reference.

We will provide a copy of the documents we incorporate by reference (other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein), at no cost, to any person who receives this prospectus. You may request a copy of any or all of these documents, either orally or in writing, by contacting us at the following address and telephone number: Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, (314) 342-2000.

LEGAL MATTERS

Certain legal matters with regard to the notes offered by this prospectus supplement will be passed upon by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, counsel to Stifel Financial Corp. The validity of the notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Common Stock • Preferred Stock • Debt Securities • Warrants

Depositary Shares • Subscription Rights

Purchase Contracts • Purchase Units

Common Stock

Offered by the Selling Security Holders

We may offer from time to time shares of our common stock, shares of our preferred stock, senior debt securities, subordinated debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time, in one or more transactions. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately.

We will provide specific terms of any offering of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange, or the NYSE, and the Chicago Stock Exchange, or the CSX, under the symbol “SF.” Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange.

Our principal executive offices are located at 501 North Broadway, St. Louis, Missouri, 63102 and our telephone number is (314) 342-2000.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We or any selling security holder may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is May 8, 2020.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus and applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, all references in this prospectus to “the Company,” “our company,” “us,” “we” and “our” refer to Stifel Financial Corp. and its wholly-owned subsidiaries, including Stifel Bank & Trust, or Stifel Bank.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  19, 2020, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on April 30, 2020;

•

our Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April  3, 2020 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 7, 2020 (which shall exclude any ratings from any of the ratings agencies); and

•

our Current Reports on Form 8-K filed with the SEC on April 30, 2020 and May 5, 2020 (except, in any such case, the portions thereof furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by telephone to (314) 342-2000 or by mail to Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Corporate Secretary.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements cover, among other things, statements made about general economic, political, regulatory, and market conditions, the investment banking and brokerage industries, our objectives and results, and also may include our belief regarding the effect of various legal proceedings, management expectations, our liquidity and funding sources, counterparty credit risk, or other similar matters. All statements in this prospectus and the information incorporated by reference in it not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results.

Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements except as required by law. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

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THE COMPANY

Stifel Financial Corp. is a Delaware corporation and a financial holding company headquartered in St. Louis, Missouri. We have built a diversified business serving private clients, institutional investors, and investment banking clients located across the country. Our headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Risk Factors” in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Part II in our Quarter Report on Form 10-Q for the three months ended March 31, 2020, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

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DESCRIPTION OF THE SECURITIES

We may offer from time to time, in one or more offerings, the following securities:

•	shares of common stock, which may be voting or non-voting;

•	shares of preferred stock, which may be voting or non-voting;

•	debt securities, which may be senior or subordinated, convertible into shares or our capital stock and secured or unsecured;

•	warrants;

•	depositary shares;

•	subscription rights;

•	purchase contracts; or

•	purchase units.

In addition, the selling security holders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more offerings.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units that may be offered under this prospectus by us or by selling security holders. The terms of the offering of securities, the initial offering price and net proceeds to us will be contained in the prospectus supplement and other filings relating to such offering.

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PLAN OF DISTRIBUTION

General

We or selling security holders may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to the purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we or selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We or the selling security holders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling security holders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling security holders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or the selling security holders to indemnification by us or the selling security holders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE and the CSX. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Conflicts of Interest

KBW, our broker-dealer subsidiary, and Stifel, our investment banking subsidiary, are members of FINRA and may participate in distributions of the offered securities. Since we own more than 10% of the common equity of KBW and Stifel, a “conflict of interest” will exist for KBW and/or Stifel within the meaning of FINRA Rule 5121(f)(5)(B) if they participate in any offering of the offered securities. Additionally, KBW and/or Stifel and one or more of their respective affiliates, as defined in FINRA Rule 5121, will have a conflict of interest as defined in Rule 5121(f)(5)(C)(ii) to the extent they receive more than 5% of the net proceeds of any offering of the offered securities. Accordingly, offerings of the offered securities in which KBW or Stifel participates will be conducted pursuant to Rule 5121. To comply with Rule 5121, KBW or Stifel, as applicable, will not confirm sales of the offered securities to any account over which KBW or Stifel, as applicable, exercises discretionary authority without the prior written approval of the customer. In addition, pursuant to Rule 5121, a “qualified independent underwriter” (as defined in Rule 5121) may be required to participate in certain offerings. A qualified independent underwriter must participate in the preparation of the prospectus supplement with respect to such offerings and must exercise the usual standards of due diligence with respect thereto.

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SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, and in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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$400,000,000

4.000% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Keefe, Bruyette & Woods	BofA Securities	Citigroup	Morgan Stanley	Wells Fargo Securities
A Stifel Company

Co-Manager

Compass Point

May 13, 2020